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                                                                    Exhibit 10.3
                                                                    ------------


                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                       of
                           CORESTATES FINANCIAL CORP
                                      and
                             CORESTATES BANK, N.A.

                            (As amended and Restated
                           Effective January 1, 1995)

     WHEREAS, CoreStates Financial Corp ("CoreStates") and Corestates Bank, N.A. (the "Bank") have established and now maintain the Deferred Compensation Plan For Directors of CoreStates Financial Corp and CoreStates Bank, N.A., most recently amended and restated effective April 1, 1988, (the "Plan"); and

     WHEREAS, prior to its merger into CoreStates, Independence Bancorp, Inc., ("Independence") established and maintained the Independence Bancorp, Inc. Deferred Compensation Plan for Directors dated January 17, 1984 (the "Independence Plan"); and

     WHEREAS, prior to their respective mergers into the Bank, (a) Hamilton Bank ("Hamilton") established and maintained the Deferred Compensation Plan for Director, amended and restated effective July 1, 1988, and containing provisions substantially the same as in the Plan (the "Hamilton Plan"), (b) Bucks County Bank and Trust Company ("BCB") established and maintained the Bucks County Bank and Trust Company Deferred Compensation Plan for Directors dated December 22,1983 (the "BCB Plan"), and (c) Lehigh Valley Bank ("LVB") established and maintained the Lehigh Valley Bank Deferred Compensation Plan for Directors (the "LVB Plan"). Herein the Independence Plan, the Hamilton Plan, the BCB Plan, and the LVB Plan are sometimes called the "Other Plans."

     WHEREAS, Independence has merged with and into CoreStates and Hamilton, BCB, and LVB have merged with and into the Bank; and

     WHEREAS, CoreStates and the Bank want to amend and restate in their entirety each of the Plan and the Other Plans as permitted by each such plan and to merge the Other Plans with and into the Plan, as set forth herein;

     NOW THEREFORE, effective January 1, 1995 (except where other effective dates are specifically provided) the Plan is hereby amended and restated in its entirety to provide and continue a method whereby members of the board of directors (a "Director" or the "Directors") of CoreStates or of the Bank or both may elect to defer receipt of compensation to be paid to them for their services as a Director, to merge by amendment and restatement the Other Plans into the Plan and to provide for the satisfaction by CoreStates and the Bank of the obligations under the Plan.
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     Section 1.  Deferred Election and Payment Options.  Prior to the beginning
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of any term of office for which a Director or a new director nominee is to be elected, a Director may elect to have all or any specified portion of the compensation to be earned as a Director for that and subsequent terms, payment of which is conditioned upon services thereafter to be performed, including compensation for services on committees, plus income as provided in Section 2, paid to the Director or a designated beneficiary of the Director in one of the following ways:

     (a) Payment in ten approximately equal annual installments beginning at the earlier of the termination of service as a Director or age 65, with any unpaid
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balance at death paid in a lump sum to a designated beneficiary.

     (b) Payment in ten approximately equal annual installments beginning at the later of termination of service as a Director or age 65, with any unpaid balance
-----
at death paid in a lump sum to a designated beneficiary.

     (c) Payment upon death only in a lump sum to a designated beneficiary.

     (d) Payment in one lump sum on or as soon as practicable after the date for payment (the "Deferred Payment Date") specified by the Director at the time of the election to defer; provided, however, that at any time prior to one year before the Deferred Payment Date, a Director may elect in writing delivered to the Secretary of CoreStates or the Bank to receive payment in approximately equal annual installments over a term not exceeding twenty years, with any unpaid balance at death paid in a lump sum to a designated beneficiary.

     (e) Any other method of payment upon which the Secretary of CoreStates or the Bank and the Director may agree prior to the time when an election is required.

     Section 2.  Deferred Compensation Account.  Compensation deferred by a
                 -----------------------------
Director under the Plan shall be credited quarterly to a deferred compensation account in the name of the Director ("Director's account"). Earnings on each Director's account shall be determined in accordance with this Section 2. In addition, the amounts to be paid pursuant to Section 1 hereof shall be based on the value of each Director's account at the time payments are made, as determined in accordance with this Section 2.

            2.1  Income on Deferred Compensation.  For purposes of hypothetical
                 -------------------------------
investment under Section 2.2, compensation deferred under this Plan credited to the Director's account shall be considered to be invested and to begin to earn income as of the first day of the calendar quarter following the calendar quarter in which the compensation is earned.

            2.2  Hypothetical Investment.  Compensation credited to a Director's
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account on or before April 1, 1988 will be assumed to be invested, without charge, in one or more of the following four hypothetical investments but only the Percentage of Prime Rate hypothetical investment will be available for compensation created to a Director's account after April 1, 1988.

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Further, any compensation credited to a Director's account on or before April 1,
1988 which is allocated to the Percentage of Prime Rate hypothetical investment may not thereafter be reallocated back to any of the other hypothetical investments.

                 (a) Fixed Income Equivalent. Deferred compensation allocated to
                     -----------------------
the Fixed Income Equivalent hypothetical investment shall be assumed to be invested in units of participation in the CoreStates Bond Fund of the Bank. The value of a hypothetically invested unit of participation shall be the same as the value of a unit of participation in the CoreStates Bond Fund of the Bank. The income on this hypothetical investment shall be equivalent to and at the same rate as income paid on units of participation in such fund as of each Valuation Date (as defined below).

                 (b) Liquidity Equivalent. Deferred compensation allocated to
                     --------------------
the Liquidity Fund hypothetical investment shall be assumed to be invested in units of participation in the CoreStates Liquidity Fund of the Bank. The value of a hypothetically invested unit of participation shall be the same as the value of a unit of participation ($1.00) in the CoreStates Liquidity Fund of the Bank. The income on this hypothetical investment shall be equivalent to and at the same rate as income paid on units of participation in such fund as of each Valuation Date (as defined below).

                 (c) Equity Equivalent.  Deferred compensation allocated to the
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Equity Equivalent hypothetical investment shall be assumed to be invested in units of participation in the CoreStates Equity Fund of the Bank. The value of a hypothetically invested unit of participation shall be the same as the value of a unit of participation in the CoreStates Equity Fund of the Bank. Income on this hypothetical investment shall be equivalent to and at the same rate as income paid on units of participation in such fund as of each Valuation Date (as defined below).

                 (d) Percentage of Prime Rate Equivalent. Deferred compensation
                     -----------------------------------
allocated to the Percentage of Prime Rate Equivalent hypothetical investment shall be deemed to earn, and shall be credited with earnings, at a rate per annum (rounded off to three decimal places) from time to time determined by multiplying the prime rate of the Bank by a decimal amount, such decimal amount (rounded off to three decimal places) to be equal to one minus 118 percent of the highest marginal corporate tax rate for Federal income tax purposes. For example, during any time the prime rate of the Bank is 9 1/4% and the highest marginal corporate tax rate for Federal income tax purposes is 34%, the deemed per annum rate of earnings credited to an account will be 0.055 determined as follows: 0.0925 x (1 - 1.18 x 0.34)) = 0.055. The rate of earnings to be credited to a Director's account in accordance with this paragraph (d) shall change each time the Bank's prime rate shall change, effective on and as of the date of such change, and shall also change each time there is a change in the highest marginal corporate tax rate for Federal income tax purposes, effective on and as of the date of such change.

            2.3  Time and Manner of Hypothetical Investment.
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                 (a) The Hypothetical investment of a Director's deferred
compensation in one or more of hypothetical investments (a), (b) and (c) described in Section 2.2 shall be expressed in units. As of the last business day of each calendar quarter (a Valuation Date), the value of each such unit shall be equivalent to the value of a unit in the particular fund to which the investment is assumed to be invested. The number of units of a particular hypothetical investment shall be determined by dividing the dollar amount to be hypothetically invested by the value of a unit in the particular fund in which the investment is assumed to be made at the time of hypothetical investment.

                 (b) The income of the hypothetical investment in the Director's deferred compensation account shall be credited to the Director's account at the end of the calendar quarter and shall be deemed reinvested as of the first day of the next calendar quarter in units of the hypothetical investment fund or funds from which such income derives.

            2.4  Allocation of Hypothetical Investment.
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                 (a) A Director may allocate compensation credited to the
Director's account on or before April 1, 1988 to any one of the hypothetical investments or may allocate amounts among two or more of the hypothetical investments. Deferred compensation allocated to the Percentage of Prime Rate Equivalent may not thereafter be allocated to another of the hypothetical investments. The allocation shall be as selected by the Director. Compensation credited to a Director's account after April 1, 1988 may be allocated only to the Percentage of Prime Rate Equivalent investment.

                 (b) An allocation of deferred compensation shall be effective as of the first day of the quarter following the calendar quarter in which the compensation is earned and shall be based upon values in effect on the Valuation Date which immediately precedes the effective date of such allocation. The Secretary of CoreStates or the Bank must receive the participant's written notice of the designated allocation prior to the first day of the calendar quarter following the calendar quarter in which the compensation is earned.

                 (c) The minimum allocated to any hypothetical investment under this Section 2.4 shall be one-fourth of the amount to be deferred.

            2.5  Reallocation of Hypothetical Investment. A Director may, prior
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to the end of any calendar quarter, also reallocated among the first three hypothetical investments the amount then allocated among such hypothetical investments in the Director's account. The reallocation shall be effective as of the first day of the calendar quarter following the end of the calendar quarter in which the Secretary of CoreStates or the Bank receives the Participant's written notification indicating the amount to be reallocated to the three hypothetical investments; and shall be based upon unit values existing on the Valuation Date which immediately precedes the effective date of such reallocation.

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            2.6  Statement of Account. A statement of the Director's account
                 --------------------
shall be sent to the Director at least once a calendar year.

     Section 3.  Effect of Deferred Elections.  An election by a Director or a
                 ----------------------------
new Director nominee to defer compensation for a future term or office for which the election to defer has been made shall be irrevocable with respect to and for that term, and shall continue to be effective with respect to compensation in each succeeding term thereafter until and unless, before the beginning of any such succeeding term, the Director files a new election or informs the Secretary of CoreStates or the Bank in writing that the Director wishes to receive compensation entirely in cash. An election by a Director to defer compensation with respect to any term of office subsequent to the Director's current term shall be irrevocable after such term begins and the election shall continue to be effective with respect to compensation in each succeeding term until and unless, before the beginning of any such term, the Director files a new election or informs the Secretary of CoreStates or the Bank in writing that the Director wishes to receive compensation entirely in cash.

     Section 4.  Beneficiary Designation.  Designations of beneficiary shall be
                 -----------------------
made only by written instruction filed with the Secretary of CoreStates or the Bank during the Director's life-time. All designations shall be revocable and may be changed in the same manner at any time unless expressly stated to be irrevocable. A revocable beneficiary designation (other than one designating a trustee as beneficiary) shall be revoked by the death of the beneficiary. The rights of an irrevocably designated beneficiary (other than a trustee) shall inure to such beneficiary's estate. The rights of a trustee beneficiary shall inure to the successor trustee. If no beneficiary designation is in effect at the death of a Director, payments otherwise due a beneficiary shall be paid to the Director's estate.

     Section 5.  Provisions Applicable Only to the Other Plans.  Each of the
                 ---------------------------------------------
Other Plans shall be amended and restated to read in its entirety as provided in this Section 5.

            5.1  Benefits of Participants.  Each participant who on December 31,
                 ------------------------
1994 was entitled to a benefit under any one or more of the Other Plans (a "Participants" or the "Participants") shall be entitled on January 1, 1995 to a benefit hereunder equivalent to the aggregate of such benefits. A deferred equivalent to the aggregate of such benefits. A deferred compensation account in the name of each Participant (the "Participants' account") shall be established and shall credited with an amount equal to the aggregate undistributed compensation plus earnings thereon accrued to the Participant under the Other Plans as of December 31, 1994.

            5.2  Further Deferrals.  Each Participant who on January 11, 1995
                 -----------------
continues to serve on an Advisory Board of CoreStates or the Bank may elect to have all or any specified portion of the compensation to be earned as a member of such Advisory Board after January 1, 1995 deferred and paid under the Plan in the same manner as applicable to a Director hereunder and subject to all of the terms, provisions and limitations hereof. Any such deferrals shall be credited periodically to the Participant's account and thereafter be credited with earnings and be

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distributed to the Participant in accordance with his election, all as contemplated herein.  No further deferrals may be made under an Other Plan.

            5.3  Income on Deferred Compensation.  The amount credited to a
                 -------------------------------
Participant's account on January 1, 1995 will be assumed to be invested, without charge, in the Percentage of Prime Rate Equivalent hypothetical investment and shall be deemed to earn, and shall be credited with earnings at a rate per annum determined as set forth in Section 2.2(d) above.

            5.4  Statement of Account. A statement of a Participant's account
                 --------------------
shall be sent to the Participant at least once a calendar year.

            5.5  Beneficiary Designation. All designations of a beneficiary
                 -----------------------
under an Other Plan shall be continue in effect under this Plan until changed by the Participant in the manner described in Section 4 above.

            5.6  Distributions. (a) Distributions or payments to a Participant
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or a designated beneficiary of a Participant shall commence, if they have not already done so, in 1995 and shall be made in accordance with the form of distribution selected by the Participant pursuant to the Other Plan; provided, however, that (i) if a lump sum payment was selected, the Participant may elect in writing delivered to the Secretary of CoreStates or the Bank at any time prior to one year before the date on which such lump sum payment is to be made to receive payment in approximately equal annual installments over a term not exceeding twenty years, with any unpaid balance at death paid in a lump sum to a designated beneficiary and (ii) if 120 equal monthly installments was selected, CoreStates or the Bank, in order to reduce its administrative burden, may make such payments in approximately equal annual installments rather than monthly installments over the same period of time, each such annual installment to be made as soon as reasonably practicable after the value of the Participant's account is determined at the end of the preceding year and to be in an amount equal to the sum of what would have been the twelve monthly installments.

                 (b) Amendments.  A Participant may amend his/her form of
                     ----------
distribution designated under the Other Plan to any payment option set forth in
Section 1 above provided that such amendment does not result in an acceleration of the distributions to the Participant and does not result in a deferral of distributions already scheduled to be made to the Participant during the calendar year in which the amendment is made.

                 (c) Death of a Participant.  In the event a Participant should
                     ----------------------
die prior to receiving any payments, such payments shall be made to a designated beneficiary in the form selected by the Participant for the beneficiary. In the event of a Participant's death after installment payments have commenced, but prior to receiving the full amount due the Participant, the unpaid balance will continue to be paid in installments to the Participant's designated beneficiary for the unexpired portion of the form of distribution selected by Participant for himself or herself. In the event, however, that there is no beneficiary designated, the unpaid balance shall

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be paid to the Participant's spouse, if living, otherwise, to the Participant's executor or administrator, in a lump sum.

                 (d) No Election on File. If no form of distribution is selected
                     -------------------
by a Participant for himself/herself or the beneficiary, distribution shall be made in a lump sum.

                 (e) Hardship Withdrawal. A Participant may request an early
                     -------------------
withdrawal of all or a portion of the Participant's account which CoreStates or the Bank in its discretion may grant if the request is based on severe hardship resulting from an emergency caused by an event beyond the control of the Participant and the request is limited to amounts necessary to meet the hardship. A hardship withdrawal shall be paid in a lump sum as soon as practicable after approval by CoreStates or the Bank.

            5.7  Interpretation.  Unless as otherwise specifically provided in
                 --------------
this Section 5, the provisions of Section 5 are to be interpreted in a manner consistent with the other provisions of the Plan.

     Section 6.  Governing Law.  All matters pertaining to the construction,
                 -------------
validity and effect of this Plan shall be determined in accordance with the laws, other than conflicts of law rules, of the Commonwealth of Pennsylvania.

     Section 7.  Rights Unsecured.  The rights of Directors, Participants and
                 ----------------
designated beneficiaries or others hereunder to receive future payments shall be an unsecured claim against the general assets of CoreStates or the Bank.

     Section 8.  Binding Agreement.  This Plan shall be binding on the
                 -----------------
successors in interest of CoreStates, the Bank, the Directors, the Participants and all beneficiaries of a Director or Participant.

     Section 9.  No Assignments.  Amounts payable under this Plan may not be
                 --------------
voluntarily or involuntarily assigned by any Director, Participant or beneficiary.

     Section 10. Termination.  Either CoreStates or the Bank may further amend
                 -----------
or terminate this Plan at any time with respect to its Director's compensation not yet earned.

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     Section 11.  Effective Date.  The effective date of the Plan was January 3,
                  --------------
1973. The effective date of the Plan as amended and restated herein is January 1, 1995.

CORESTATES FINANCIAL CORP              CORESTATES BANK, N.A.



/s/ Les Butler                         /s/ Les Butler
-----------------------------------    -----------------------------------------
Chairman                               Chairman

/s/ Jackie Ballantine                  /s/ Jackie Ballantine
-----------------------------------    -----------------------------------------
Secretary                              Secretary

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